UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2010

SINO GREEN LAND CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53208	54-0484915
(State or Other Jurisdiction of	(Commission file number)	(I.R.S. Employer
Incorporation)		Identification No.)

Suite 2711A, 27/F, Exchange Tower,
33 Wang Chiu Road, Kowloon Bay,
Kowloon, Hong Kong
People’s Republic of China
(Address of Principal Executive Offices)

852-3104-0598
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
Item 3.02.      Unregistered Sales of Equity Securities.

On October 4, 2010, Sino Green Land Corporation sold 5,000,000 shares of common stock to two investors at $0.20 per share, for total gross proceeds of $1,000,000 pursuant to a common stock purchase agreement signed on September 29, 2010.  In connection with the financing, we agreed with the investors that:

•
If, as any time as long as any investor holds any of the shares of common stock purchased in the financing, we sell shares of common stock or issue convertible notes or convertible preferred stock at a price or with a conversion price which is less than the $0.20 price paid in the financing, we are to issue additional shares to the investors so that the effective price per share is equal to such lower price.

•
Within 120 days of closing, we must have sent in the necessary paperwork to apply for a listing on the American Stock Exchange.  If we fail to meet this covenant, we must pay the investors liquidated damages of 1% per month in cash or stock (based on the closing price of the transaction) to the investors until the covenant is met.

•
Within 90 days of closing, we agreed with to “conduct a minimum of an eight (8) for one (1) and maximum of ten (10) for one (1) reverse stock split.” If we fail to meet this covenant, we must pay the investors liquidated damages of 1% per month in cash or stock (based on the closing price of the transaction) to the investors until the covenant is met.

In connection with this financing we are to pay a commission of 2% ($20,000) to Hickey Freihofner Capital, a Division of Brill Securities, Inc.

The shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended provided by Sections 4(2) and 4(6) of such Act and Rule 506 under such Act.  Each of the investors is an “accredited investor,” as defined in Rule 501 of Securities and Exchange Commission under the Securities Act, and acquired the Company’s common stock for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution thereof, with the understanding that the common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.  The certificates for the common stock bear a restricted stock legend, and the Company’s transfer agent has been instructed to place a stop transfer order against any sale not in compliance with the Securities Act.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2010, Yong Qing Ma resigned as chief financial officer for personal reasons.  Ms. Ma’s resignation did not result from any disagreement with us.

Item 7.01      Regulation FD Disclosure

On September 24, 2010, the holders of the series A preferred stock and the warrants to purchase 20,000,000 shares of common stock that were issued in the August 2009 financing waived the provisions in the purchase agreement and the warrants that provided for a reduction in the conversion price of the series A preferred stock and the exercise price of the warrants if we did not meet certain earnings levels or if we sold shares of common stock or convertible securities at a conversion or exercise price that was less than the conversion price of the series A preferred stock and the exercise price of the warrants.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

99.1	Common Stock Purchase Agreement, dated September , 2010, by and between the Company, JB Capital Partners and Robotti Global Fund.
99.2	Agreement dated September 24, 2010, among the Company, T Squared Investments LLC, Silverstone Advisors, LLC and Celenian Appreciation Fund

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GREEN LAND CORPORATION

By:	/s/ Anson Yiu Ming Fong
Name: Anson Yiu Ming Fong
Title: Chief Executive Officer
Date: October 7, 2010